Exhibit 3.1
Second Amended and Restated Bylaws
of
Scio Diamond Technology Corporation
Article I - Offices
Section l.  Registered Agent and Office.  The registered office of the corporation is located at 2215-B Renaissance Drive, Las Vegas, Nevada 89119, and the registered agent at the aforementioned address is CSC Services of Nevada, Inc.  The registered office of the corporation may be, but need not be, identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the board of directors.

Section 2.  Principal Place of Business.  The principal office of the corporation is located at 411 University Ridge, Greenville, SC 29650.

Section 3.  Other Places of Business.  The corporation may have other such places of business, either within or without the State of Nevada as the board of directors may designate or as the business of the corporation may require from time to time.
Article II - Stockholders’ Meetings
Section l.  Annual Meetings.  The annual meeting of the stockholders shall be held on such day at such place as the directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held at the time designated for the annual meeting of stockholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

Section 2.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors or by the written demand of 25% or more of the stockholders.

Section 3.  Place of Meeting.  The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting, or for any special meeting called by the board of directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

Section 4.  Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days before, unless a longer minimum notice period is required by law, nor more than 60 days before the date of the meeting either personally or by mail to each stockholder of record entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in a post office or official depository under the exclusive care and custody of the United States Postal Service, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

Section 5.  Waiver of Notice by Stockholders.  Whenever any notice whatever is required to be given to any stockholder of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting of stockholders, in person or by proxy constitutes a waiver of notice of the meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Action by Stockholders Without a Meeting.  Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a majority of the stockholders entitled to vote thereon, or any different proportion of voting power required for such action at a meeting, consent thereto in writing.

Section 7.  Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other lawful purpose, the board of directors of the corporation may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 nor less than 10 days prior to the date of any proposed meeting of stockholders, nor more than 60 days before any other action.  In no event shall the stock transfer books be closed.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof, unless the board of directors fixes a new record date under this Section for the adjourned meeting.

Section 8.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  The stockholders present in person or by proxy at such meeting may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.  Proxies.  At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed by the stockholder or by his authorized agent or representative.  No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, and in no event after seven years of the date of its execution.

Section 10.  Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 11.  List of Stockholders.  A complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the officer or agent of the corporation having charge of the stock transfer books.  Such list shall be produced at the time and place of the meeting during the whole time thereof, and be subject to the inspection of any stockholder.  Such list shall be prima facie evidence as to who are the stockholders entitled to examine the list and to vote at the meeting.

Section 12.  Reimbursement of Certain Stockholder Expenses.  The board of directors shall cause the Company to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the Company’s board of directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) one or more candidates nominated by the Nominator are elected to the board of directors, (b) stockholders are not permitted to cumulate their votes for directors, (c) the election occurred concurrent with or after this bylaw’s adoption, and (d) doing so would not cause the directors to violate their fiduciary duties to the Company. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the Company in connection with such election.

Article III - Board of Directors
Section l.  General Powers.  The business and affairs of the corporation shall be managed by its board of directors.

Section 2.  Number, Tenure and Qualifications.  The number of directors of the corporation shall be 7.  Each director shall hold office until the annual meeting of stockholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal if that should sooner occur.

Section 3.  Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of stockholders called for the purpose or, in the event such vacancy is not so filled by the stockholders, by appointment by a majority vote of the directors then in office, though less than a quorum. A director appointed to fill a vacancy shall serve until the annual meeting of stockholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal if that should sooner occur.

Section 4.  Regular Meetings.  The board of directors may from time to time provide by resolution the time and place, either within or without the State of Nevada, for the holding of regular meetings of the board of directors.  Such regular meetings may be held without other notice than such resolution.

Section 5.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman or the president or of the secretary or any one of the directors.  The person or persons calling such meeting may fix any time or place for holding any special meeting of the board of directors called by them.

Section 6.  Notice of Meeting.  Notice of any special meeting shall be given at least 72 hours prior thereto by written notice delivered personally or mailed to each director at the address designated by him for that purpose or, if none is designated, at his last known address or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited so addressed in a post office or official depository under the exclusive care and custody of the United States Postal Service, with postage thereon prepaid.

Section 7.  Waiver of Notice by Directors.  Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof, in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The attendance of a director at a meeting shall constitute a Waiver of Notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 8.  Quorum.  A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors; but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9.  Presence by Means of Telephone.  A director shall be deemed to be present in person at a meeting of the directors if he participates in the meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 10.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute.

Section 11.  Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if, before or after the action, all members of the board or of the committee, as the case may be, shall have signed a written consent.  Any such written consents shall be filed with the minutes of the proceedings of the board or the committee.

Section 12.  Compensation.  The board of directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

Section 13.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14.  Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee, or to designate additional committees.  The board of directors shall have the power to appoint employees of the corporation who are not members of the board of directors to serve as advisory, non-voting consultants to any such committees.  Any committee, to the extent provided in the resolutions of the board creating such committee and subject to the limitations provided by statute, shall have and may exercise the powers of the whole board of directors in the management of the business and affairs of the corporation.

Section 15.  Dividends.  Subject always to the provisions of law and the articles of incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the board of directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.
Article IV - Officers
Section l.  Number.  The board of directors, as soon as practicable after the election thereof held in each year, shall elect a president, a secretary and a treasurer, and from time to time may elect one or more vice presidents and such assistant secretaries, assistant treasurers and such other officers, agents and employees as it may deem proper.  All offices may be held by the same person.

Section 2.  Election and Term of Office.  Each officer shall hold office for the term for which he was elected and until his successor shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not of itself create contract rights.

Section 4.  Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the board of directors for the unexpired portion of the term.

Section 5.  Chairman.  The chairman shall preside at all meetings of the stockholders and the board of directors, and such other duties as may be prescribed by the board of directors from time to time.

Section 6.  President.  The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, in the absence of the chairman, preside at meetings of the stockholders and board of directors.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws or some other law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 7.  Vice President.  In the absence of the president, or in the event of his death or inability to act, the vice president, if any, or if more than one, then in the order designated by the board of directors, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 8.  Secretary.  The secretary shall:
(a)	Keep the minutes of the stockholders’ and the board of directors’ meetings in one or more books provided for that purpose;
(b)	See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c)	Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;
(d)	Keep a register of the post office address of each stockholder;
(e)	Sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;
(f)	Have general charge of the stock transfer books of the corporation; and
(g)	In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.
Section 9.  Treasurer.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.  The treasurer shall:
(a)	Have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and
(b)	In general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.
Section 10.  Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 11.  Officer Reimbursement.  Each officer by accepting his office agrees that any payments made to him by the corporation such as a salary, commission, bonus, interest, or rent, or travel, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.  It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 12.  Conflicts of Interest.  In the event an officer holds another office or possesses property which gives rise, directly or indirectly, to duties or interests that conflict with such officer’s duties or interests as an officer of the corporation, such officer shall disclose such conflict in writing to the board of directors.
Article V - Certificates For Shares And Their Transfer
Section 1.  Certificates for Shares.  Subject to the requirements of law, certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by the president or a vice president and by the secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2.  Facsimile Signatures.  If a transfer agent or registrar is appointed and countersigns certificates representing shares of the corporation, the signatures of the officers of the corporation on such certificates may be facsimiles.
Article VI – Indemnification
Section 1.  Indemnification of Directors and Officers:  Claims by Third Parties.  The corporation shall, to the fullest extent authorized by the Nevada Revised Statutes, indemnify a director or officer (the “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee either is not liable pursuant to Nevada Revised Statutes Section 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction or upon a plea nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  Except as so ordered by a court and for advancement of expenses pursuant to this Article VI, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.  Notwithstanding anything to the contrary contained in these bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

Section 2.  Indemnification of Directors and Officers:  Claims Brought by or in the Right of the Corporation.  The corporation shall, to the fullest extent authorized by the Nevada Revised Statutes, indemnify an Indemnitee who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the Indemnitee either is not liable pursuant to Nevada Revised Statutes Section 78.138 or acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders.  However, indemnification shall not be made for a claim, issue or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considered proper.  Except as so ordered by a court and for advancement of expenses pursuant to this Article VI, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.  Notwithstanding anything to the contrary contained in these bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

Section 3.  Advancement of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding described in Article VI Sections 1 or 2 may be paid by the corporation, after request by the Indemnitee in advance of the final disposition of the action, suit or proceeding upon: (i) receipt of a written affirmation from the person seeking advancement of expenses of his or her good-faith belief that he or she has met the standard of conduct set forth in Section 1 or 2, as applicable, (ii) receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the corporation, and (iii) a determination that the facts then known to those making the determination would not preclude indemnification.  This determination shall be made in the manner specified in Section 4.

Section 4.  Approval of Indemnification.  An indemnification under Article VI Sections 1 or 2, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard or conduct set forth in Sections 1 and 2.  This determination shall be made in one of the following ways, as designated by the Indemnitee in his or her sole discretion:
(a)	By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding;
(b)	If a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(c)	By the stockholders.
Upon written request by the Indemnitee for indemnification (which request shall designate a method of determination described above), the corporation shall, at its expense, take all actions necessary to make the determination (utilizing the method of determination designated by the Indemnitee) as expeditiously as possible but within not later than One Hundred Eighty (180) days (or at the next stockholders’ meeting if that method is designated) after such request.  The Indemnitee shall have the right to petition a court of appropriate jurisdiction:  (i) to make the determination, if the corporation fails to do so within the time allotted; or (ii) to review the determination, if the determination denies indemnification in whole or in part.

Section 5.  Indemnification - Definitions, Other Provisions.  The other and further provisions affecting indemnification of directors and officers which are set forth in Section 78.7502 of the Nevada Revised Statutes, including any definitions and right to partial indemnification, shall be applicable to this Article VI.

Section 6.  Contract with the Corporation.  The provisions of this Article VI shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article

VI and the relevant provisions of the Nevada Revised Statutes, are in effect, and any repeal or modification of any such law or of this Article VI shall not affect any rights or obligations then existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.  In the event this Article is repealed or modified, the corporation shall give written notice thereof to the directors and officers and any such repeal or modification shall not be effective for a period of 60 days after such notice is delivered.

Section 7.  Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article VI and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 8.  Other Rights of Indemnification.  The indemnification provided or permitted by this Article VI shall not be deemed exclusive of any other rights to which those who shall or may be indemnified may be entitled by law, separate agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9.  Liability Insurance.  The corporation shall have the power to purchase and maintain insurance (including insurance issued by an affiliated insurer and insurance for which premiums may be adjusted retroactively, in whole or in part, based upon claims experience, or similar arrangements and may also create a trust fund or other form of funded arrangement) on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 10.  Amendment.  Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VI which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these bylaws (including, without limitation, Article VII), no repeal or amendment of these bylaws shall affect any or all of this Article VI so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the corporation then serving, or (ii) by the shareholders as set forth in Article VII; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.
Article VII – Amendments
Section 1.  Amendment.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors when such power is conferred upon the board of directors by the articles of incorporation or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the articles of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.
Article VIII – Disclosure of Interests of Directors
Section 1.  Notice of Conflict.  If any director has a direct or indirect interest in an existing or proposed contract or transaction of the corporation or holds any office or possesses any property which gives rise, directly or indirectly, to an interest that might conflict with such director’s duty or interest as a director of the corporation, the director shall disclose the conflict in writing to the board of directors.

Section 2.  Voting. In the event a director has a conflict described by Article VIII, Section 1, such director shall not have the power to vote regarding such transaction, except for with respect to the following transactions:
•	a contract or transaction relating to a loan to the corporation, where a director or a corporation or other entity in which a director has an interest has guaranteed the repayment of any part of the loan;
•	a contract or transaction for the benefit of a holding company or subsidiary corporation of which a director is a director or officer;
•	a contract by director to subscribe for or underwrite shares or debentures to be issued by the corporation or a subsidiary of the corporation;
•	a contract, arrangement or transaction in which all directors have an interest;
•	determining the compensation of the directors;
•	purchasing and maintaining insurance for liabilities incurred by the directors in their capacity as such;
•	the indemnification of a director by the corporation.
Section 3.  Other Services to the Corporation.  A director may serve as an officer or otherwise be positioned to profit from the corporation on such terms as the other directors may determine.  No person shall be disqualified from the position of director as a result of contracting with the corporation.  No contract or transaction of the corporation shall be void solely by reason of a director’s interest therein.  A director or an entity affiliated with a director may provide professional services to the corporation and receive reasonable compensation for such services.  Notwithstanding any contrary provision in these bylaws, no director may serve as an auditor of or provide audit services to the corporation.

Section 4.  Services to Other Entities.   A director may hold a position with another business entity, including but not limited to director, officer or employee, in which the corporation has an interest, and such director shall not be liable to the corporation for compensation or other benefits received as a result of such a position, unless the stockholders direct otherwise.